Exhibit 99.1

ELLINGTON FINANCIAL LLC REPORTS ESTIMATED

BOOK VALUE PER SHARE AS OF AUGUST 31, 2012

OLD GREENWICH, CONNECTICUT, SEPTEMBER 10, 2012 – Ellington Financial LLC (NYSE: EFC) ("Ellington Financial" or the "Company") today announced that its estimated book value per common share as of August 31, 2012 was $23.98, or $23.52 on a diluted basis. These amounts give effect to the previously announced dividend in the amount of $0.70 per common share and long term incentive plan unit, payable on September 17, 2012 to holders of record on August 31, 2012, with an ex-dividend date of August 29, 2012. These amounts also give effect to the Company’s recent public offering of 3,500,000 common shares, which closed on August 20, 2012, and resulted in net proceeds to the Company of $76.7 million. These estimates are subject to change upon completion of the Company's month-end valuation procedures relating to its investment positions, and any such change could be material. For month-end reports of its estimated book value per common share, the Company's valuation procedures are generally less comprehensive than the valuation procedures employed for the Company's quarterly and year-end financial statements, as the Company does not necessarily solicit third party valuations on substantially all of its assets, nor do the Company's registered independent public accountants generally perform the types of reviews or audits that they do for the Company's quarterly or annual financial statements. It is possible that, if the Company were to undertake a more comprehensive valuation analysis and/or obtain a review or audit from its accountants for its month-end report, it could determine that its book value per common share as of August 31, 2012 differs materially from the estimate set forth above. There can be no assurance that the Company's estimated book value per common share as of August 31, 2012 is indicative of what the Company's results are likely to be for the three or nine month periods ending September 30, 2012 or in future periods, and we undertake no obligation to update or revise our estimated book value per common share prior to our issuance of financial statements for such three and nine month periods.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," “may,” "expect," “project,” "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 14, 2012 and under Item 1A of our Quarterly Report on Form 10-Q filed on May 9, 2012, which can be accessed through the link to our SEC filings under “For Our Shareholders” on our website (www.ellingtonfinancial.com) or at the SEC’s website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A, manufactured housing and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise, mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group LLC.